Exhibit 10.1

SIXTH AMENDMENT TO THE

APPROACH RESOURCES INC.

2007 STOCK INCENTIVE PLAN

This Sixth Amendment (the “Sixth Amendment”) to the Approach Resources Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”), is made effective as of June 7, 2017 (the “Amendment Effective Date”), by Approach Resources Inc., a Delaware corporation (“Approach”), subject to approval by Approach’s stockholders.

W I T N E S S E T H:

WHEREAS, Approach established the Plan, originally effective as of June 28, 2007, and most recently amended and approved by Approach’s stockholders effective June 2, 2016, under which Approach is authorized to grant equity-based incentive awards to certain employees, directors and service providers of Approach and its subsidiaries;

WHEREAS, Section 14.1 of the Plan provides that Approach’s board of directors (the “Board”) may submit amendments to the Plan to Approach’s stockholders for approval; and

WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by Approach’s stockholders at the Company’s 2017 annual meeting, to (a) increase the annual limit on the number of shares available for grant to a participant under the Plan from 330,000 shares, to an annual total of 750,000 shares, and (b) insert an annual total compensation limitation applicable to outside directors of $500,000.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by Approach’s stockholders, as set forth below:

1. Section 4.1(b) of the Plan is hereby deleted and replaced in its entirety with the following:

(b) The maximum number of shares of Common Stock that may be subject to Incentive Stock Options granted under the Plan is 1,100,000. The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant each fiscal year is 750,000 shares. The maximum number of shares of Common Stock that may be subject to Nonqualified Stock Options and SARs granted under the Plan to any one Participant during a fiscal year is 750,000. The limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2. No Outside Director may be granted during any calendar year Awards having a value determined on the Grant Date (computed in accordance with applicable financial accounting rules) in excess of $500,000, when added to all cash paid to the Outside Director during the same calendar year.

2. Except as set forth above, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Approach has caused the execution of this Sixth Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

APPROACH RESOURCES INC.

By:	/S/ J. ROSS CRAFT
J. Ross Craft Chairman and Chief Executive Officer